EXHIBIT 23.5

MOORE STEPHENS TILLER LLC

CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-4 of ABC Bancorp and the inclusion in this Registration Statement of our report dated January 30, 2004 with respect to the consolidated financial statements of First National Banc, Inc. for the year ended December 31, 2003 included in this Registration Statement.

/s/ Moore Stephens Tiller LLC

Savannah, Georgia

September 9, 2005